Exhibit 10.11(j)

Schedule of Post-First Amendment Additional Warrants Issued

Warrants in the form filed as Exhibit 10.11(a) to this Annual Report on Form 10-K of KiOR, Inc. were issued pursuant to Amendment No. 1 to the Loan and Security Agreement dated as of March 18, 2013 among the Company, KiOR Columbus LLC, 1538731 Alberta Ltd., 1538716 Alberta Ltd. and KFT Trust, Vinod Khosla, Trustee as follows:

Date Issued	Warrantholder	Numbers of Underlying Shares	Exercise Price
March 18, 2013	1538731 Alberta Ltd.	114,551	$5.71
	1538716 Alberta Ltd.	204,533	$5.71
	KFT Trust, Vinod Khosla, Trustee	159,542	$5.71
April 24, 2013	KFT Trust, Vinod Khosla, Trustee	71,569	$4.42
May 17, 2013	KFT Trust, Vinod Khosla, Trustee	68,790	$4.62
June 17, 2013	KFT Trust, Vinod Khosla, Trustee	73,028	$4.42
July 26, 2013	KFT Trust, Vinod Khosla, Trustee	62,382	$5.06
August 27, 2013	KFT Trust, Vinod Khosla, Trustee	101,469	$3.10